Exhibit 10.16

SECOND AMENDMENT TO LICENSE AGREEMENT

This amendment, dated 9 August, 2013, is by and between Cytopherx (“LICENSEE”) and the Regents of the University of Michigan (“MICHIGAN”).

WHEREAS, Nephrion, now doing business as Cytopherx (“LICENSEE”) and MICHIGAN entered into a license agreement dated 17 August 2007 and entered into a First Amendment March 23, 2011 (collectively the “License Agreement”); and

WHEREAS, MICHIGAN and LICENSEE desire to modify certain provisions of the License Agreement as provided herein.

NOW THEREFORE, MICHIGAN and LICENSEE hereby agree as follows:

1. Existing Paragraph 2.10 shall be deleted in its entirety and replaced with the following:

2.10 “Technology” means MICHIGAN’s legal rights under the patent laws of the United States or relevant countries for all of the following:

(1) the United States and foreign patents and/or patent applications listed in Appendix A;

(2) United States and foreign patents issued (i) from the applications listed in Appendix A, (ii) from divisionals and continuations of the patents and/or patent applications listed in Appendix A (including continuations and divisionals that claim priority to the patents and/or patent applications listed in appendix A), and (iii) from continuations-in-part of the patents and/or patent applications listed in Appendix A or claim priority to the patents and/or patent applications listed in Exhibit A to the extent that claims are directed to subject matter specifically described in the patents and/or patent applications listed in Appendix A;

(3) claims in all foreign patent applications, and of the resulting patents, which are directed to subject matter specifically described in the United States patents and/or patent applications described in (1) or (2) above;

(4) claims in all patent applications and of the resulting patents, which are directed to subject matter specifically described as of the Effective Date in the MICHIGAN Office of Technology Transfer files listed in Appendix A; and

(5) any reissued and reexamined patents, and extensions (including supplementary protection certificates or equivalents thereof), of the patents described in (1), (2), (3) or (4) above.

2. Beginning in 2012, the annual minimum royalties due under Paragraph 4.3 shall be reduced to $12,500. Annual fees for 2012 and 2013 shall be deferred and paid in full with the 2014 Annual Fee. For clarity, in June 30, 2014, a total of $25,000 shall be due.

3. Patent costs owed by LICENSEE as of July 31, 2013 of $5126.10 shall be payable December 31, 2013 or within ten day s of closing of additional financing round, whichever comes earlier. All ongoing costs incurred by MICHIGAN after July 31, 2013 shall be paid according to Paragraph 10,4,

4. Except as specifically modified and amended above, all other terms and conditions of the License Agreement remain unchanged and in effect and are hereby ratified and adopted as though fully set forth herein.

IN WITNESS WHEREOF, the parties have entered into this Amendment to the Amended Agreement as of the date and year first above-written.

CYTOPHERX, INC.		THE REGENTS OF THE UNIVERSITY OF MICHIGAN

By:	/s/ Shawn O’Brien	By:	/s/ Ruth L. Rasor
Title:	Director of Finance	Title:	Director of Licensing, UM Technology Transfer

APPENDIX A: MICHIGAN FILES 1621, 2175, 2305 and 3718

PATENT APPLICATIONS, ISSUED PATENTS AND MICHIGAN FILES

File Number	Status	Filing Date	Serial Num	Issue Date	Patent Num
1621	Issued	4/23/99	09/553,772	5/13/03	6,561,997
162 1 cl	Issued	3/28/03	10/402,912	7/05/05	6,913,588
2175	Issued	8/30/01	09/941,987	11/25/03	6,653,131
2305	Issued	2/25/03	10/372,303	10/28/08	7,442,546

3